EXHIBIT 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Regional Bankshares, Inc. Proxy Statement on Schedule 14A dated July 24, 2007 and to the incorporation by reference in this Transaction Statement on Schedule 13E-3 of our report dated March 23, 2007 with respect to the consolidated financial statements of Regional Bankshares, Inc. and subsidiary, initially included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Elliott Davis, LLC
Greenville, South Carolina
July 19, 2007